Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference therein of our report dated January 31, 2003, except for Note 14 as to which date is March 16, 2003, with respect to the consolidated financial statements of Bank Mutual Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8 No. 333-49592) pertaining to the Bank Mutual Corporation 401k Plan.

/s/    Ernst & Young LLP

Milwaukee, Wisconsin

November 17, 2003